UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 28, 2010, Codexis, Inc. (“Codexis” or the “Company”) and Codexis Mayflower Holdings, LLC, the Company’s wholly-owned subsidiary (“Holdings”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Maxygen, Inc. (“Maxygen”), pursuant to which Holdings acquired substantially all of the patents and other intellectual property rights associated with Maxygen’s gene shuffling technology, known as the MolecularBreeding™ technology platform, including patents, trademarks, copyrights, software and certain assumed contracts (the “Asset Purchase”).

Maxygen currently owns 5,957,108 shares of Codexis common stock, representing approximately 17% of Codexis’ outstanding common stock, and holds a warrant to purchase an additional 30,816 shares of Codexis common stock. The Company was incorporated in January as a wholly-owned subsidiary of Maxygen and commenced independent operations in March 2002.

Prior to the Asset Purchase, the Company and Maxygen were parties to a license agreement (as amended, the “Original License”) pursuant to which Maxygen granted the Company a worldwide, exclusive license to certain Maxygen intellectual property related to the use of gene shuffling technology in a variety of fields of use. Under the terms of the Original License, the Company was obligated to pay Maxygen a significant portion of certain types of consideration the Company received in connection with its biofuels research and development, including its collaboration with Shell. The Company was obligated to pay Maxygen $7.9 million, $0.9 million and $5.5 million for 2007, 2008 and 2009, respectively. Since, under the Asset Purchase, Holdings now owns substantially all of the intellectual property rights subject to the Original License, the Original License has been terminated (see Item 1.02 below), and Codexis is no longer obligated to make payments to Maxygen, including potential royalties, relating to biofuels and other energy products.

The intellectual property rights and assets acquired by Holdings under the Purchase Agreement will continue to be subject to existing license rights previously granted by Maxygen to third parties, including Maxygen’s majority-owned subsidiary, Perseid Therapeutics LLC, which retains exclusive licenses to use the intellectual property for the discovery, research and development of protein pharmaceuticals. In addition, Holdings entered into a new license agreement with Maxygen, pursuant to which Holdings granted to Maxygen certain license rights to the intellectual property assets acquired by Holdings to the extent necessary for Maxygen to fulfill its contractual obligations under the license agreements retained by Maxygen.

The Company paid a total purchase price of $20 million for the intellectual property rights and assets, of which $4 million will be held in escrow for twelve months, with $2 million of such amount to be held in escrow for a total of twenty-three months, in each case to satisfy any indemnification obligations of Maxygen under the Purchase Agreement. Escrow amounts not used to satisfy such obligations or subject to pending claims will be released to Maxygen upon expiration of the applicable escrow term. The transactions under the Purchase Agreement closed concurrently with the execution and delivery of the relevant agreements on October 28, 2010.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of a press release issued by the Company regarding the Asset Purchase is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Asset Purchase, Codexis and Maxygen terminated the Original License. The Original License granted the Company a worldwide, exclusive license to certain Maxygen intellectual property related to the use of gene shuffling technology in a variety of fields of use. The Original License was amended in September 2002, October 2002 and August 2006. In December 2006, Maxygen expanded the scope of these exclusive licenses for certain applications relating to energy products, including biofuels. Under the Original License, Codexis was obligated to pay to Maxygen royalties equal to 20% of certain consideration received by Codexis from a third party licensee in connection with the commercialization of energy products made with a biocatalyst developed using the licensed technology. Codexis was also obligated to pay Maxygen a royalty on net sales of any related energy product commercialized directly by Codexis. As a result of the termination of the Original License, Codexis is no longer obligated to make any royalty payments to Maxygen.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.02.	Results of Operation and Financial Condition

On October 28, 2010, the Company announced its financial results for the third quarter of 2010. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 relating to Item 2.02 shall be deemed to be furnished and not filed:

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 28, 2010, by and among the Company, Codexis Mayflower Holdings, LLC and Maxygen, Inc.

99.1	Press Release dated October 28, 2010, entitled “Codexis Grows Revenue 35 Percent in Third Quarter; Raises 2010 Outlook.”

99.2	Press Release dated October 28, 2010, entitled “Codexis Acquires Maxygen Directed Evolution Intellectual Property Portfolio; Biofuels Payments to Maxygen End, Codexis Fields of Use Expand.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2010

CODEXIS, INC.

By:	/S/ DOUGLAS T. SHEEHY
Name:	Douglas T. Sheehy
Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 28, 2010, by and among the Company, Codexis Mayflower Holdings, LLC and Maxygen, Inc.

99.1	Press Release dated October 28, 2010, entitled “Codexis Grows Revenue 35 Percent in Third Quarter; Raises 2010 Outlook.”

99.2	Press Release dated October 28, 2010, entitled “Codexis Acquires Maxygen Directed Evolution Intellectual Property Portfolio; Biofuels Payments to Maxygen End, Codexis Fields of Use Expand.”